UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
 LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2020
The following notice relates to the proxy statement (the “Proxy Statement”) of Level One Bancorp, Inc. (the “Company”), dated March 25, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 5, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE REGARDING ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020
Shareholders Encouraged to Vote in Advance in Lieu of Attending the Meeting
To the Shareholders of Level One Bancorp, Inc:
As previously announced, the Annual Meeting of Level One Bancorp, Inc. will be held on Tuesday, May 5, 2020 at 6:00 p.m., local time, at the Company’s headquarters located at 32991 Hamilton Court, Farmington Hills, Michigan 48334. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, we encourage you to vote and submit your proxy in advance of the Annual Meeting in lieu of attending the meeting in person. The Company will comply with any federal or state orders regarding limits on in-person gatherings.
The Company will make a live audio presentation of the Annual Meeting available at 866-895-5510; code 730872. You will not be able to participate in the meeting through the live audio presentation, including by voting or asking questions.
If the Company is unable to hold the Annual Meeting on May 5, 2020 in person as scheduled, the Company will notify shareholders of any changes to the date, time and/or location of the Annual Meeting, including whether attendance at the meeting will be allowed by a virtual meeting, through the issuance of a press release and the filing of additional proxy materials with the Securities and Exchange Commission, both of which will be available on our website at https://investor.levelonebank.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.
By order of the board of directors,
Patrick J. Fehring
Chairman
Farmington Hills, Michigan
April 21, 2020
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 5, 2020:
Our proxy statement and 2019 annual report on Form 10‑K are available online at https://investor.levelonebank.com.